A special meeting of the fund's shareholders was held on May 19, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	1,258,992,294.05	67.854
Against	285,112,169.59	15.366
Abstain	81,809,335.63	4.409
Broker Non-Votes	229,530,071.74	12.371
TOTAL	1,855,443,871.01	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	1,764,542,479.15	95.101
Withheld	90,901,391.86	4.899
TOTAL	1,855,443,871.01	100.000
Ralph F. Cox
Affirmative	1,762,691,678.51	95.001
Withheld	92,752,192.50	4.999
TOTAL	1,855,443,871.01	100.000
Laura B. Cronin
Affirmative	1,764,743,077.37	95.112
Withheld	90,700,793.64	4.888
TOTAL	1,855,443,871.01	100.000
Robert M. Gates
Affirmative	1,763,804,232.45	95.061
Withheld	91,639,638.56	4.939
TOTAL	1,855,443,871.01	100.000
George H. Heilmeier
Affirmative	1,764,595,044.83	95.104
Withheld	90,848,826.18	4.896
TOTAL	1,855,443,871.01	100.000
Abigail P. Johnson
Affirmative	1,762,763,373.33	95.005
Withheld	92,680,497.68	4.995
TOTAL	1,855,443,871.01	100.000
Edward C. Johnson 3d
Affirmative	1,762,006,438.92	94.964
Withheld	93,437,432.09	5.036
TOTAL	1,855,443,871.01	100.000
Donald J. Kirk
Affirmative	1,763,115,160.88	95.024
Withheld	92,328,710.13	4.976
TOTAL	1,855,443,871.01	100.000
Marie L. Knowles
Affirmative	1,764,877,372.29	95.119
Withheld	90,566,498.72	4.881
TOTAL	1,855,443,871.01	100.000
Ned C. Lautenbach
Affirmative	1,765,030,930.72	95.127
Withheld	90,412,940.29	4.873
TOTAL	1,855,443,871.01	100.000
Marvin L. Mann
Affirmative	1,763,707,568.69	95.056
Withheld	91,736,302.32	4.944
TOTAL	1,855,443,871.01	100.000
William O. McCoy
Affirmative	1,763,731,348.95	95.057
Withheld	91,712,522.06	4.943
TOTAL	1,855,443,871.01	100.000
Robert L. Reynolds
Affirmative	1,764,938,615.07	95.122
Withheld	90,505,255.94	4.878
TOTAL	1,855,443,871.01	100.000
William S. Stavropoulos
Affirmative	1,764,361,513.28	95.091
Withheld	91,082,357.73	4.909
TOTAL	1,855,443,871.01	100.000
* Denotes trust-wide proposals and voting results.